Tape Here JMV6110G 04/21 JMV6110G 04/21 Please write legibly. Signature:_____________________________ Date: __________ Signature:__________________________ Date: ___________ Email address: I (We) will notify Jackson of any change to this email address. Name: ____________________________________________________________________________________________________ Address: __________________________________________________________________________________________________ City: __________________________________________________ State: _________________ ZIP: ______________________ Policy Number __________________________________ Owner’s State of Residence __________________ Phone Number __________ – __________ – _________ The computer hardware and software requirements that are necessary to receive, process, and retain electronic communications that are subject to this consent are as follows: To view and download material electronically, you must have a computer with internet access, an active email account, and Adobe Acrobat Reader. If you don’t already have Adobe Acrobat Reader, you can download it free from adobe.com. There is no charge for electronic delivery of electronic communications, although you may incur the costs of Internet access and of such computer and related hardware and software as may be necessary for you to receive, process, and retain electronic communications from Jackson. Please make certain you have given Jackson a current email address. Also let Jackson know if that email address changes. We may need to notify you of a document’s availability through email. You may request paper copies, whether or not you consent or revoke your consent to electronic delivery, at any time, and for no charge. Even if you have given us consent, we are not required to make electronic delivery and we have the right to deliver any communications in paper form. Fold Here I consent to receive by electronic delivery: Jackson® is the marketing name for Jackson National Life Insurance Company® (Home Office: Lansing, Michigan). Jackson National Life Distributors LLC. Issued by Jackson National Life Insurance Company 1 Corporate Way, Lansing, MI 48951 Not FDIC/NCUA insured • May lose value • Not bank/CU guaranteed Not a deposit • Not insured by any federal agency Go paperless Call 1-866-349-4564, log in to Jackson.com, or mail this postage paid card This consent will continue until revoked and will cover delivery to you in the form of an email or by notice to you of a document’s availability on the Jackson National Life Insurance Company (also referred to as Jackson) website. For jointly owned contracts, all Joint Owners are consenting to electronic delivery and use of the single email address below. Please contact the appropriate Jackson Service Center or go to Jackson.com to update your email address, revoke your consent to electronic delivery, or request paper copies. Certain types of correspondence may continue to be delivered by the United States Postal Service for compliance reasons. Registration on Jackson’s website (Jackson.com) is required for electronic delivery of contract-related correspondence. ALL DOCUMENTS Annual statements (Fixed, Fixed Index, and Target Select Annuities only) Periodic and immediate confirmation statements (Variable Products and Fixed Index Annuities only) Other contract-related correspondence Annual and semi-annual reports (Variable Products only) Prospectuses and prospectus supplements (Variable Products only) Elite Access Advisory II® Initial Summary Prospectus APRIL 25, 2022

JACKSON PO BOX 24068 LANSING MI 48909-9979 NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES BUSINESS REPLY MAIL IM GNISNALLIAM SSALC-TSRIF PERMIT NO. 600 POSTAGE WILL BE PAID BY ADDRESSEE Artwork for User Defined (3.5" x 8.25") Layout: sample BRM Env with IMB.lyt January 12, 2011 Produced by DAZzle Designer, Version 9.0.05 (c) 1993-2009, Endicia, www.Endicia.com U.S. Postal Service, Serial # IMPORTANT: DO NOT ENLARGE, REDUCE OR MOVE the FIM and POSTNET barcodes. They are only valid as printed! Special care must be taken to ensure FIM and POSTNET barcode are actual size AND placed properly on the mail piece to meet both USPS regulations and automation compatibility standards. JACKSON PO BOX 24068 LANSING MI 48909-9979 NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES BUSINESS REPLY MAIL IM GNISNALLIAM SSALC-TSRIF PERMIT NO. 600 POSTAGE WILL BE PAID BY ADDRESSEE Artwork for User Defined (3.5" x 8.25") Layout: sample BRM Env with IMB.lyt January 12, 2011 Produced by DAZzle Designer, Version 9.0.05 (c) 1993-2009, Endicia, www.Endicia.com U.S. Postal Service, Serial # IMPORTANT: DO NOT ENLARGE, REDUCE OR MOVE the FIM and POSTNET barcodes. They are only valid as printed! Special care must be taken to ensure FIM and POSTNET barcode are actual size AND placed properly on the mail piece to meet both USPS regulations and automation compatibility standards. Fold Here

Supplement Dated __________, 2022 To The Initial Summary Prospectus Dated April 25, 2022 For ELITE ACCESS ADVISORY II® FLEXIBLE PREMIUM VARIABLE AND FIXED DEFERRED ANNUITY Issued by Jackson National Life Insurance Company® through Jackson National Separate Account - I This supplement updates the above-referenced initial summary prospectus. Please read and keep it together with your initial summary prospectus for future reference. To obtain an additional copy of the initial summary prospectus, please contact us at our Customer Care Center, P.O. Box 24068, Lansing, Michigan, 48909-4068; 1-800-644-4565; www.jackson.com. Effective __________, 2022 your initial summary prospectus is revised to update disclosures relating to the direct deduction of advisory fees under our administrative rules, and to accommodate the addition of an Add-On Benefit Advisory Fee Withdrawal Program. The new Add-On Benefit Advisory Fee Withdrawal Program will permit the payment of advisory fees, under our administrative rules, up to an annual amount of 1.25% of Contract Value without negatively impacting your eligible add-on benefit(s). Your initial summary prospectus is revised as follows: Ø In the section titled “Important Information you Should Consider About the Contract” beginning on page 2 of the initial summary prospectus, the following revisions are made: • in the “FEES AND EXPENSES” table, the row titled “Transaction Charges”, the following sentence is added to the end of the paragraph: Under certain circumstances, you may elect to have advisory fees directly deducted from your Contract Value and automatically transmitted to your third party financial professional, subject to certain administrative rules. • in the “RESTRICTIONS” table, the row titled “Optional Benefits”, the following bullet is added: • Under certain circumstances, you may elect to have the advisory fee directly deducted from your Contract Value and automatically transmitted to your third party financial professional, subject to certain administrative rules If you elect to pay your advisory fees via direct deductions under our rules, these deductions will reduce the basic death benefit. Ø In the section titled “Overview of the Contract” beginning on page 4 of the initial summary prospectus, for the question titled “How is my Contract impacted by the deduction of advisory fees?” on page 5 of the initial summary prospectus, the question and answer is deleted and replaced as follows: Q. How is my Contract impacted by the deduction of advisory fees? A. The Contracts are available through third party financial professionals who charge an advisory fee for their services. This advisory fee is in addition to contract fees and expenses disclosed in this prospectus. Under certain circumstances, you may elect to have the advisory fee directly deducted from your Contract Value and automatically transmitted to your third party financial professional, subject to certain administrative rules. If you do elect to pay your advisory fees via direct deductions under our rules, we will not treat such deductions as withdrawals in two specific ways: (i) we will not report them as taxable distributions under your Contract; and (ii) any such deduction will not trigger a reduction in the value of any eligible add-on benefit you elected. It is important to note that deductions to pay advisory fees will always reduce the basic death benefit and your Contract Value on a dollar-for dollar basis, and they are otherwise subject to all contractual provisions and other restrictions and penalties, including minimum withdrawal requirements. If you make a withdrawal to pay advisory fees without setting up direct deductions under our administrative rules (including the Add-On Benefit Advisory Fee Withdrawal Program, if applicable), your withdrawal will be treated as a standard partial withdrawal under the Contract. This means, in addition to your Contract Value and basic death benefit being reduced, we will reduce the value of any elected add-on benefit(s), and any such withdrawal will be subject to any applicable taxes and tax penalties. Page 1 of 2

Please note that the direct deduction of advisory fees, even under our rules (including the Add-On Benefit Advisory Fee Withdrawal Program) may negatively impact the add-on Earnings Protection Benefit (“EarningsMax”) by reducing the amount of earnings available for use under the benefit. Ø In the section titled “Benefits Available Under the Contracts” beginning on page 7 of the initial summary prospectus, in the subsection titled “Basic Death Benefit”, in the row titled “Basic Death Benefit”, the following new bullet is added to the column titled “Brief Description of Restrictions/Limitations”: • Payment of advisory fees via direct deduction from Contract Value could significantly reduce the benefit. Ø In the section titled “Benefits Available Under the Contracts” beginning on page 6 of the initial summary prospectus, in the subsection titled “Add-On Benefits Available for a Fee”, in the row titled “EarningsMax”, the following new bullet is added to the column titled “Brief Description of Restrictions/Limitations”: • Payment of advisory fees via direct deduction under our rules (including the Add-On Benefit Advisory Fee Withdrawal Program) may reduce the amount of earnings available under this benefit. Ø In the section titled “Benefits Available Under the Contracts” beginning on page 7 of the initial summary prospectus, in the subsection titled “Add -On Benefits Available for a Fee”, in the row titled “Return of Premium Guaranteed Minimum Death Benefit”, the following new bullet is added to the column titled “Brief Description of Restrictions/Limitations”: • The deduction of advisory fees from Contract Value under the Add-On Benefit Advisory Fee Withdrawal Program will be capped at 1.25% of Contract Value annually, and will not reduce the value of this benefit. Ø In the section titled “Example” beginning on page 9 of the initial summary prospectus, the first paragraph is deleted and replaced with the following: The table below is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity policies. These costs include transaction expenses, annual Contract expenses and annual Fund expenses. The Example assumes that you invest $100,000 in the Contract for the time periods indicated. The Example also assumes that your investment has a 5% return each year, and assumes the most expensive combination of annual Fund expenses and add- on benefits available for an additional charge (using the maximum possible charge). The Example does not include any advisory fees paid to third party financial professionals from Contract Value or other assets of the owner. If such advisory fees were reflected, costs would be higher. Although your actual costs may be higher or lower, based on these assumptions your costs would be: Page 2 of 2

Supplement Dated June 10, 2022 To The Initial Summary Prospectuses Dated April 25, 2022 For ELITE ACCESS II®, JACKSON ADVANTAGE®, JACKSON RETIREMENT INVESTMENT ANNUITYSM, PERSPECTIVE II®, PERSPECTIVE ADVISORY II®, and RETIREMENT LATITUDES® FLEXIBLE PREMIUM VARIABLE AND FIXED DEFERRED ANNUITIES, and ELITE ACCESS ADVISORY II® FLEXIBLE PREMIUM VARIABLE DEFERRED ANNUITY Issued by Jackson National Life Insurance Company® through Jackson National Separate Account - I ELITE ACCESS II®, JACKSON ADVANTAGE®, JACKSON RETIREMENT INVESTMENT ANNUITYSM, PERSPECTIVE II®, and PERSPECTIVE ADVISORY II® FLEXIBLE PREMIUM VARIABLE AND FIXED DEFERRED ANNUITIES, and ELITE ACCESS ADVISORY II® FLEXIBLE PREMIUM VARIABLE DEFERRED ANNUITY Issued by Jackson National Life Insurance Company of New York® through JNLNY Separate Account I This supplement updates the above-referenced initial summary prospectuses. Please read and keep it together with your initial summary prospectus for future reference. To obtain an additional copy of an initial summary prospectus, please contact us at our Customer Care Center, P.O. Box 24068, Lansing, Michigan, 48909-4068; 1-800-644-4565; www.jackson.com. For Jackson of NY contracts, please contact us at our Jackson of NY Customer Care Center, P.O. Box 24068, Lansing, Michigan, 48909-4068; 1-800-599-5651; www.jackson.com. The following change has been made to “Appendix A: (Funds Available Under the Contract)” of your initial summary prospectus, in order to reflect a recent sub-sub-adviser change: Ø Effective June 2, 2022, for the JNL Multi-Manager Alternative Fund, Western Asset Management Company Pte. Ltd. is added as a sub-sub-adviser in the column titled “Fund and Manager (and Sub-Adviser, if applicable).” ______________________________ (To be used with JMV23537ISP 04/22, JMV21086ISP 04/22, JMV23538ISP 04/22, JMV25288ISP 04/22, JMV21451ISP 04/22, JMV18691ISP 04/22, JMV21452ISP 04/22, JMV23537NYISP 04/22, JMV21086NYISP 04/22, JMV23538NYISP 04/22, JMV25288NYISP 04/22, JMV21451NYISP 04/22, and JMV18691NYISP 04/22) Page 1 of 1 CMV101165 06/22

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SUMMARY PROSPECTUS FOR NEW INVESTORS April 25, 2022 ELITE ACCESS ADVISORY II® FLEXIBLE PREMIUM VARIABLE DEFERRED ANNUITY Issued by Jackson National Life Insurance Company® through Jackson National Separate Account – I This summary prospectus summarizes key features of the Elite Access Advisory II® Contract. Before you invest, you should review the prospectus for the Elite Access Advisory II® Contract, which contains more information about the Contract’s features, benefits, and risks. You can find this document and other information about the Contract online at www.jackson.com/product-literature-1.html. You can also obtain this information at no cost by calling 1-800-644-4565 or by sending an email request to customercare@jackson.com. You can sign up for electronic delivery of your summary prospectus, updates to the summary prospectus or other communications by logging into your account at www.jackson.com. You may cancel your Contract within 10 days of delivery of the Contract. In some states, this cancellation period may be longer. Upon cancellation, you will receive either a full refund of the amount you paid with your application or your total Contract value. You should review the prospectus, or consult with your registered representative, for additional information about the specific cancellation terms that apply. Additional information about certain investment products, including variable annuities, has been prepared by the SEC’s staff and is available at Investor.gov. TABLE OF CONTENTS DEFINITIONS ............................................................................................................................................................................ 1 IMPORTANT INFORMATION YOU SHOULD CONSIDER ABOUT THE CONTRACT ................................................. 2 OVERVIEW OF THE CONTRACT ......................................................................................................................................... 4 BENEFITS AVAILABLE UNDER THE CONTRACT ............................................................................................................ 5 BUYING THE CONTRACT ...................................................................................................................................................... 7 MAKING WITHDRAWALS: ACCESSING THE MONEY IN YOUR CONTRACT ............................................................ 7 ADDITIONAL INFORMATION ABOUT FEES ....................................................................................................................... 8 APPENDIX A (FUNDS AVAILABLE UNDER THE CONTRACT) ....................................................................................... A-1 BACK COVER PAGE ............................................................................................................................................................... B-1

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DEFINITIONS Accumulation Unit – a unit of measure we use to calculate the value in an Investment Division prior to the Income Date. Annuitant – the natural person on whose life annuity payments for this Contract are based. Any reference to the Annuitant includes any joint Annuitant. Beneficiary – the natural person or legal entity designated to receive any Contract benefits upon the Owner’s death. The Contract allows for the naming of multiple Beneficiaries. Business Day – each day that the New York Stock Exchange is open for business. Completed Year – the succeeding twelve months from the date on which we receive a Premium payment. Completed Years specify the years from the date of receipt of the Premium and does not refer to Contract Years. Contract – the individual deferred variable and fixed annuity contract and any optional endorsements you may have selected. Contract Anniversary - each one-year anniversary of the Contract’s Issue Date. Contract Monthly Anniversary – each one-month anniversary of the Contract’s Issue Date. Contract Value – the sum of allocations to the Contract’s Investment Divisions. Contract Year – the succeeding twelve months from a Contract’s Issue Date and every anniversary. The first Contract Year (Contract Year 0-1) starts on the Contract’s Issue Date and extends to, but does not include, the first Contract Anniversary. Subsequent Contract Years start on an anniversary date and extend to, but do not include, the next anniversary date. Fund – a registered investment company in which an Investment Division of the Separate Account invests. General Account – the General Account includes all our assets, which are available to our creditors. Good Order – when our administrative requirements, including all information, documentation and instructions deemed necessary by us, in our sole discretion, are met in order to issue a Contract or execute any requested transaction pursuant to the terms of the Contract. Income Date – the date on which you begin receiving annuity payments. Investment Division – one of multiple variable options of the Separate Account to allocate your Contract’s value, each of which exclusively invests in a different available Fund. Issue Date – the date your Contract is issued. Jackson, JNL, we, our, or us – Jackson National Life Insurance Company. (We do not capitalize “we,” “our,” or “us” in the prospectus.) Latest Income Date – the Contract Anniversary on which the Owner will be 95 years old, or such earlier date required by a qualified plan, law or regulation. Owner, you or your – the natural person or legal entity entitled to exercise all rights and privileges under the Contract. Any reference to the Owner includes any joint Owner. Premium(s) – considerations paid into the Contract by or on behalf of the Owner. The maximum aggregate Premium payments you may make without prior approval is $2.5 million. This maximum amount is subject to further limitations at any time on both initial and subsequent Premium payments. Separate Account – Jackson National Separate Account – I. The Separate Account is divided into sub-accounts generally referred to as Investment Divisions. 1

IMPORTANT INFORMATION YOU SHOULD CONSIDER ABOUT THE CONTRACT FEES AND EXPENSES LOCATION IN PROSPECTUS Charges for Early Withdrawals None. Transaction Charges You may be charged for certain transactions, such as when you transfer cash value between investment options more than 25 times a year, or if you request expedited delivery or wire transfer of funds. Contract Charges- Monthly Contract Charge and Transfer Charge Ongoing Fees and Expenses (annual charges) The table below describes the fees and expenses that you may pay each year, depending on the options you choose. Please refer to your Contract Data Pages for information about the specific fees you will pay each year based on the options you have elected. The fees and expenses disclosed below do not reflect any advisory fees paid to third party financial professionals from your Contract Value or other assets. If such advisory fees were reflected, the fees and expenses disclosed below would be higher. Contract Charges- Add-On Benefits ANNUAL FEE MINIMUM MAXIMUM 1. Base Contract 0.11% 1 0.11% 1 Contract Charges- Monthly Contract Charge 2. Investment options (Fund fees and expenses) 0.52%2 2.01%2 Contract Charges- Fund Expenses 3. Optional benefits available for an additional charge (for a single optional benefit, if elected) 0.20%3 0.35%3 Contract Charges- Add-on Benefits- Death Benefit Charges Because your Contract is customizable, the choices you make affect how much you will pay. To help you understand the cost of owning your Contract, the following table shows the lowest and highest cost you could pay each year, based on current charges. 1. Charge is assessed as a $240 annual charge during the accumulation phase only and is deducted on each Contract Monthly Anniversary. 2. As a percentage of average Fund net assets. 3. The minimum fee reflects an annualized percentage of Contract Value. The maximum fee reflects an annualized percentage of average daily account value of Investment Divisions. 2

LOWEST ANNUAL COST: $616 HIGHEST ANNUAL COST: $2,374 Assumes: • Investment of $100,000 • 5% annual appreciation • Least expensive combination of Fund fees and expenses • No add-on benefits • No sales charges or advisory fees • No additional purchase payments, or transfers Assumes: • Investment of $100,000 • 5% annual appreciation • Most expensive combination of add-on benefits, Fund fees, and expenses • No sales charges or advisory fees • No additional purchase payments, or transfers RISKS Location in Prospectus Risk of Loss You can lose money by investing in this Contract. Principal Risks Not a Short-Term Investment This Contract is not designed for short-term investing and is not appropriate for an investor who needs ready access to cash. The benefits of tax deferral also mean the Contract is more beneficial to investors with a long time horizon. Principal Risks Risks Associated with Investment Options • An investment in this Contract is subject to the risk of poor investment performance and can vary depending on the performance of the investment options you choose. • Each investment option (Investment Divisions) has its own unique risks. • You should review the investment options before making an investment decision. Principal Risks Insurance Company Risks Any obligations, guarantees, and benefits of the Contract are subject to the claims-paying ability of Jackson. More information about Jackson is available upon request from Jackson by visiting our website at www.jackson.com or by calling 1-800-644-4565. Principal Risks RESTRICTIONS Investments • We reserve the right to charge $25 for each transfer when you transfer money between Investment Divisions in excess of 25 times in a Contract Year. • Jackson may remove or substitute Funds as investment options available under the Contract. Principal Risks 3

Optional Benefits • Not all add-on benefits are available through all broker-dealers and may vary by state or date of purchase. • We may modify or discontinue an add-on benefit at any time. Benefits Available Under the Contract TAXES Tax Implications • Consult with a tax professional to determine the tax implications of an investment in and purchase payments received under this Contract. • If you purchase the Contract through a tax-qualified plan or individual retirement account (IRA), you do not get any additional tax deferral. • Earnings on your Contract are taxed at ordinary income tax rates when you withdraw them, and you may have to pay a penalty if you take a withdrawal before age 59 ½. Taxes CONFLICTS OF INTEREST Investment Professional Compensation Your registered representative or other investment professionals may receive compensation for selling this Contract to you in the form of advisory fees, revenue sharing, and other compensation programs. Accordingly, investment professionals may have a financial incentive to offer or recommend this Contract over another investment. Distribution of Contracts Exchanges Some investment professionals may have a financial incentive to offer you a new contract in place of the one you own. You should only consider exchanging your contract if you determine, after comparing the features, fees, and risks of both contracts, that it is in your best interest to purchase the new contract rather than continue to own your existing contract. Non-Qualified Contracts - 1035 Exchanges OVERVIEW OF THE CONTRACT Q. What is this Contract, and what is it designed to do? A. The Elite Access Advisory II Contract is intended to help you save for retirement or another long-term investment purpose through investments in a variety of investment options during accumulation phase. The Contract also offers death benefits to protect your designated beneficiaries. Through the annuitization feature, the Contract can supplement your retirement income by providing a stream of income payments. This Contract may be appropriate if you have a long investment time horizon. It is not intended for people who may need to make early or frequent withdrawals or intend to engage in frequent trading in the Funds. Q. How do I accumulate assets in the Contract and receive income from the Contract? A. Your Contract has two phases: • the accumulation phase, when you make Premium payments to us, and • the income phase, when we make income payments to you. Accumulation Phase During the accumulation phase, to help you accumulate assets, you can allocate your Premium payments to a variety of Investment Divisions. Each Investment Division invests in a corresponding (mutual fund) Fund, each of which has its own investment strategies, investment adviser(s), expense ratios, and returns. A list of Funds and additional information about the Funds in which the Investment Divisions currently invest is provided in Appendix A: Funds Available Under the Contract. Income Phase You can elect to annuitize your Contract and turn your Contract Value into a stream of fixed and/or variable income payments from us. (Variable payments depend on the performance of the Investment Divisions.) Currently, we offer income options that provide payments for (i) the life of the Annuitant(s), (ii) a specified period, or (iii) a combination of life and a 4 specified period. We may offer other options, at our discretion, where permitted by state law. At the Income Date, you can choose to receive fixed payments or variable payments. Please note that if you annuitize, your Contract Value will be converted to income payments and you may no longer withdraw money at will from your Contract. All add-on benefits terminate when you begin taking income payments. Q. What are the Contract’s primary features and options? A. Accessing your money. Until you annuitize, you have full access to your money. You can choose to withdraw your Contract Value at any time (although if you withdraw early, you may have to pay charges due under any optional endorsement and/or taxes, including tax penalties). Certain withdrawals could substantially reduce or even terminate the benefits available under the Contract. Tax treatment. Your Premium payments accumulate on a tax-deferred basis. This means your earnings are not taxed until you take money out of your Contract, such as when (1) you make a withdrawal; (2) you receive an income payment from the Contract; or (3) upon payment of a death benefit. Death benefits. Your Contract includes a Basic Death Benefit that will pay your designated Beneficiaries your Contract Value on the date we receive all required documentation from your Beneficiary. The basic death benefit is payable during the accumulation phase. You can purchase optional add-on death benefits under the Contract that provide additional death benefits for an additional fee. The add-on death benefits may increase the amount of money payable to your designated Beneficiaries upon your death. Rebalancing. At no additional charge, you can arrange to have us automatically reallocate your Contract Value among Investment Divisions periodically to maintain your selected allocation percentages. Certain restrictions apply. Dollar Cost Averaging. Alternately, at no additional charge, you may select Dollar Cost Averaging, which automatically transfers a dollar amount or percentage of money periodically into the Investment Divisions (each a “Designated Option”) from any of the Investment Divisions (each a “Source Option”). Earnings Sweep. At no additional charge, you can choose to have your earnings transferred automatically on a monthly basis from the JNL/WMC Government Money Market Investment Division into other Investment Divisions. Restrictions apply. Q. How is my Contract impacted by the deduction of advisory fees? A. Currently, we permit you to deduct advisory fees directly from your Contract Value in order to pay third party financial professionals. This advisory fee is in addition to Contract fees and expenses disclosed in this prospectus. If you elect to pay the advisory fee from your Contract Value, this deduction may reduce the basic death benefit and may be subject to federal and state income taxes and a 10% federal penalty tax. In order to avoid negatively impacting your add-on benefits, we do not permit the deduction of advisory fees from your Contract Value if you have elected any of the available add-on benefits. BENEFITS AVAILABLE UNDER THE CONTRACTS BASIC DEATH BENEFIT (automatically included with the Contract) NAME OF BENEFIT PURPOSE MAXIMUM FEE BRIEF DESCRIPTION OF RESTRICTIONS/LIMITATIONS Basic Death Benefit Guarantees your beneficiaries will receive a benefit at least your Contract Value on the date Jackson receives all required documentation from your Beneficiary. No additional charge • Withdrawals could significantly reduce the benefit. • Benefit terminates on annuitization. 5

ADD-ON DEATH BENEFIT AVAILABLE FOR A FEE

NAME OF BENEFIT	PURPOSE	MAXIMUM FEE	BRIEF DESCRIPTION OF RESTRICTIONS/LIMITATIONS
EarningsMax	Increases the amount of the death benefit payable at your death based on a percentage of Contract earnings, which may help offset state and federal taxes due at the time of your death.	Maximum: 0.70% (as an annualized percentage of the average daily Contract Value in the Investment Divisions)	• Available only at Contract issue. • The benefit cannot be terminated. • Available to owners age 75 or younger. • Subject to maximum benefit. • On each fifth Contract Anniversary, the Guaranteed Minimum Death Benefit ("GMDB") charge may be increased. • No benefit will be paid if (i) there are no earnings in your contract, or (ii) your spouse exercises the Spousal Continuation Option. • The Fixed Account Options are not available if you elect EarningsMax.
Return of Premium Guaranteed Minimum Death Benefit	Changes your basic death benefit during the accumulation phase of your Contract to the greater of: (i) Contract Value as of the end of the Business Day on which we receive all required documentation from your Beneficiary; or (ii) all Premiums paid into the Contract (net of any applicable premium taxes and charges), reduced for withdrawals (including any applicable adjustments) in proportion to the reduction in the Contract Value at the time of the withdrawal.	Maximum: 0.40% (as a percentage of benefit base)	• Withdrawals may significantly reduce the value of this Return of Premium Death Benefit. • Withdrawals may reduce the value of this benefit by more than the dollar amount of the withdrawal. • On each fifth Contract Anniversary, the GMDB charge may be increased. • Ownership changes are allowed, but Covered Lives cannot be changed.

Other Add-On Benefits Included With All Contracts At No Additional Cost

NAME OF BENEFIT	PURPOSE	MAXIMUM FEE	BRIEF DESCRIPTION OF RESTRICTIONS/LIMITATIONS
Rebalancing	Automatically reallocates your Contract Value among Investment Divisions periodically to maintain your selected allocation percentages.	None	• You may cancel your Rebalancing program using whatever methods you use to change your allocation instructions.
Dollar Cost Averaging	Automatically transfers a dollar amount or percentage of money periodically transferred automatically into the Investment Divisions (each a "Designated Option") from any of the Investment Divisions (each a "Source Option").	None	• Transfers from the more volatile Investment Divisions may not result in lower average costs and such Investment Divisions may not be an appropriate source of dollar cost averaging transfers in volatile markets.
Earnings Sweep	Allows you to choose to move your earnings on a monthly basis from the JNL/WMC Government Money Market Investment Division into other Investment Divisions.	None	• May only be added within 30 days of the issue date of your Contract. • You may cancel your Earnings Sweep program using whatever methods you use to change your allocation instructions.

6

BUYING THE CONTRACT Q. How do I purchase the Elite Access Advisory II® Contract? A. To purchase a Contract, you must complete an application. Your financial professional will submit your application, along with your initial Premium payment, to us. Acceptance of applications is subject to Jackson’s rules. We reserve the right to reject any application or initial Premium payment. Q. How much can I contribute and how are my Premium payments invested? A. You may allocate Premium payments in the available Investment Divisions. NON-QUALIFIED CONTRACTS QUALIFIED CONTRACTS Minimum Initial Premium $25,000 (under most circumstances) $25,000 (under most circumstances) Minimum Subsequent Premiums $500 ($50 for auto payment plan) $500 ($50 for auto payment plan) Maximum Total Premiums $2,500,000 (without prior approval) Jackson reserves the right to lower the maximum. You can pay additional Premiums at any time during the accumulation phase unless a specific add-on benefit or feature provides limitations. We can limit, restrict, suspend or reject any Premium payments for any reason. Q. When will my Premium payments be credited to my account? A. We will issue your Contract and allocate your first Premium within two Business Days (days when the New York Stock Exchange is open) after we receive your first Premium and all information that we require for the purchase of a Contract. If we do not receive all of the information that we require, we will contact you to get the necessary information. If for some reason we are unable to complete this process within five Business Days, we will return your money. Subsequent Premium payments should be sent to one of the following addresses: Regular Mail P.O. Box 24068, Lansing, Michigan 48909-4068 Express Mail 1 Corporate Way, Lansing, Michigan 48951 Subsequent Premiums are allocated on the Business Day that the Premium is received. Each Business Day ends when the New York Stock Exchange closes (usually 4:00 p.m. Eastern time). MAKING WITHDRAWALS: ACCESSING THE MONEY IN YOUR CONTRACT Q. Can I access the money in my account during the accumulation phase? A. Until you annuitize, you have full access to your money. You can choose to withdraw your Contract Value at any time (although if you withdraw early, you may have to pay a monthly contract charge, charges due under any add-on benefit, and/ or taxes, including tax penalties). You can have access to the money in your Contract by making a partial or total withdrawal or by electing the Automatic Withdrawal Program. Withdrawals will reduce the Contract Value of your Contract (including the amount of the death benefit). However, withdrawing the Contract Value of your Contract below a certain level will terminate your Contract. Certain benefits may limit withdrawals under the Contract. Certain withdrawals could substantially reduce or even terminate the benefits available under the Contract. Q. Are there limitations and consequences associated with taking money out of my Contract during the accumulation phase? A. Yes. These limitations and consequences include: 7

Limitations on withdrawal amounts The minimum withdrawal amount is the lesser of $500 or, if less, the entire amount in the applicable Investment Division. The minimum withdrawal is $50 under the Automatic Withdrawal Program. Charges and taxes As described above, when you take out money, there may be a monthly contract charge, charges due under any add-on benefit, and applicable taxes. Negative impact of withdrawal on benefits and guarantees of your Contract A withdrawal may have a negative impact on certain standard benefits or add-on benefits that you may elect. It may reduce the value of or even terminate certain benefits. Q. What is the process to request a withdrawal of money from my Contract? A. You can request a withdrawal from the Contract at any time before the Income Date. To request a partial or total withdrawal, you can send a written request in Good Order to one of the following addresses: Regular Mail P.O. Box 24068, Lansing, Michigan 48909-4068 Express Mail 1 Corporate Way, Lansing, Michigan 48951 Generally, for partial or total withdrawal requests received in Good Order before the end of the Business Day, we will process your request that day. If we receive your request in Good Order after the close of the end of the Business Day, your request will be processed the next Business Day. Generally, Jackson will pay the withdrawal proceeds within seven days of a request in Good Order. Q. Can I access the money in my account during the income phase? A. The income phase of your Contract occurs when you begin receiving regular income payments from us. You can choose an income option and the date income payments begin (subject to a maximum age). All of the Contract Value must be annuitized. If you annuitize, you may no longer withdraw money at will from your Contract. However, under income options with a specified period, the beneficiary may request a lump sum payment subject to a commutation fee. ADDITIONAL INFORMATION ABOUT FEES The following tables describe the fees and expenses that you will pay when buying, owning, and making partial or total withdrawals from the Contract. Please refer to your Contract Data Pages for information about the specific fees you will pay each year based on the options you have elected. The first table describes the fees and expenses that you will pay at the time that you buy the Contract, make a partial or total withdrawal from the Contract, or transfer Contract Value between investment options. State premium taxes may also be deducted. Transaction Expenses Maximum Withdrawal Charge None Transfer Charge (per transfer after 25 in a Contract Year) $25.00 Premium Taxes (Percentage of each Premium)1 Minimum 0% Maximum 3.5% Expedited Delivery Charge2 $22.50 Wire Transfers (for withdrawals)3 $25.00 1. Premium taxes generally range from 0% to 3.5% and vary by state. 2. Between Monday and Friday, the Expedited Delivery Charge is $10. On Saturday, the Expedited Delivery Charge is $22.50. 3. Standard wire fees are $20, however, international wire fees are $25. The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including the Funds’ fees and expenses. 8

Annual Contract Expenses

Base Contract Charges	Maximum Charge
Monthly Contract Charge[1]	$240

[1.] This charge is waived on Contract Value of $1,000,000 or more. This charge is deducted on each Contract Monthly Anniversary as a monthly charge of $20.

The next table describes the maximum charges that you will pay each year if you choose to purchase an add-on benefit.

Add-On Benefit Expenses

Optional Benefit Charges	
Add-On Benefit Charges (% of average daily account value of Investment Divisions)	**Maximum Charge**
Earnings Protection Benefit ("EarningsMax")	0.70%
Add-On Death Benefit Charges (% of Contract Value)	**Maximum Charge**
Return of Premium Guaranteed Minimum Death Benefit Charge	0.40%

The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract (before any fee waiver or expense reimbursement). The expenses are expressed as a percentage of average net assets of the Funds and may be higher or lower in the future. A complete list of Funds available under the Contract, including their annual expenses, may be found in Appendix A.

Annual Fund Expenses

	Minimum	Maximum
Expenses that are deducted from the Fund assets, including management and administration fees, distribution and/or service (12b-1) fees, and other expenses as of December 31, 2021.	0.52%	2.01%

EXAMPLE

The table below is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity policies. These costs include transaction expenses, annual Contract expenses and annual Fund expenses. The Example assumes that you invest $100,000 in the Contract for the time periods indicated. The Example also assumes that your investment has a 5% return each year, and assumes the most expensive combination of annual Fund expenses and add-on benefits available for an additional charge (using the maximum possible charge). The Example does not include any advisory fees paid to third party financial professionals. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

If you take a total withdrawal of your Contract Value at the end of the applicable time period				If you annuitize at the end of the applicable time period				If you do not take a total withdrawal of your Contract Value			
1 Year	3 Years	5 Years	10 Years	1 Year*	3 Years	5 Years	10 Years	1 Year	3 Years	5 Years	10 Years
$3,376	$10,283	$17,404	$36,174	$3,376	$10,283	$17,404	$36,174	$3,376	$10,283	$17,404	$36,174

*Please note, although we show this cost for comparison purposes, the earliest you can annuitize this Contract is one year after the Contract's Issue Date.

The example does not represent past or future expenses. Your actual costs may be higher or lower.

9

APPENDIX A

FUNDS AVAILABLE UNDER THE CONTRACT

The following is a list of Funds (all Class A shares) available under the Contract, which is subject to change, as discussed in the prospectus. Certain broker-dealers selling the Contracts may limit the Investment Divisions that are available to their customers. You can find the prospectuses and other information about the Funds online at connect.rightprospectus.com/Jackson. You can also request this information at no cost by calling 1-800-644-4565 or by sending an email request to ProspectusRequest@jackson.com.

The current expenses and performance information below reflects fees and expenses of the Funds, but does not reflect the other fees and expenses that your Contract may charge. Expenses would be higher and performance would be lower if these charges were included. Each Fund's past performance is not necessarily an indication of future performance.

Fund Type	Fund and Manager* (and Sub-Adviser, if applicable) * The investment manager for each Fund is Jackson National Asset Management, LLC	Current Expenses	Average Annual Total Returns (as of 12/31/21)		
			1 Year	5 Year	10 Year
Allocation	**JNL/American Funds Balanced Fund**[1] (Investment Adviser to the Master Fund: Capital Research and Management Company℠)	0.91%[2]	14.71%	11.50%	8.95%
Domestic/Global Fixed-Income	**JNL/American Funds Bond Fund of America Fund**[1,4] (Investment Adviser to the Master Fund: Capital Research and Management Company℠)	0.81%[2]	-0.14%	4.49%	3.52%
Allocation	**JNL/American Funds Capital Income Builder Fund**[1] (Investment Adviser to the Master Fund: Capital Research and Management Company℠)	0.95%[2]	14.53%	N/A	N/A
Domestic/Global Fixed-Income	**JNL/American Funds Capital World Bond Fund**[1] (Investment Adviser to the Master Fund: Capital Research and Management Company℠)	1.07%[2]	-5.33%	3.17%	1.75%
Domestic/Global Equity	**JNL/American Funds Global Growth Fund**[1] (Investment Adviser to the Master Fund: Capital Research and Management Company℠)	1.07%[2]	16.08%	19.38%	N/A
Domestic/Global Equity	**JNL/American Funds Global Small Capitalization Fund**[1] (Investment Adviser to the Master Fund: Capital Research and Management Company℠)	1.24%[2]	6.38%	15.10%	12.17%
Domestic/Global Equity	**JNL/American Funds Growth Fund**[1] (Investment Adviser to the Master Fund: Capital Research and Management Company℠)	0.91%[2]	21.61%	25.02%	N/A
Domestic/Global Equity	**JNL/American Funds Growth-Income Fund**[1] (Investment Adviser to the Master Fund: Capital Research and Management Company℠)	0.92%[2]	23.65%	15.95%	14.95%
International	**JNL/American Funds International Fund**[1] (Investment Adviser to the Master Fund: Capital Research and Management Company℠)	1.17%[2]	-1.82%	9.22%	7.71%
International	**JNL/American Funds New World Fund**[1] (Investment Adviser to the Master Fund: Capital Research and Management Company℠)	1.25%[2]	4.46%	12.78%	8.23%
Domestic/Global Equity	**JNL/American Funds® Washington Mutual Investors Fund**[1] (Investment Adviser to the Master Fund: Capital Research and Management Company℠)	0.93%[2]	27.31%	12.12%	13.35%

A-1

Fund Type	Fund and Manager* (and Sub-Adviser, if applicable) * The investment manager for each Fund is Jackson National Asset Management, LLC	Current Expenses	Average Annual Total Returns (as of 12/31/21)		
			1 Year	5 Year	10 Year
Alternative Strategies	**JNL Multi-Manager Alternative Fund** (Boston Partners Global Investors, Inc.; DoubleLine Capital LP; First Pacific Advisors, LP; Kayne Anderson Rudnick Investment Management, LLC; Lazard Asset Management LLC; Loomis, Sayles & Company, L.P.; Westchester Capital Management, LLC; and Western Asset Management Company, LLC)	2.01%	2.78%	4.30%	N/A
International	**JNL Multi-Manager Emerging Markets Equity Fund** (Kayne Anderson Rudnick Investment Management, LLC; T. Rowe Price Associates, Inc. (Sub-Sub-Adviser: T. Rowe Price Hong Kong Limited); WCM Investment Management, LLC; and Wellington Management Company LLP)	1.22%	0.08%	6.16%	4.12%
International	**JNL Multi-Manager International Small Cap Fund** (Baillie Gifford Overseas Limited; Causeway Capital Management LLC; and WCM Investment Management, LLC)	1.23%	15.62%	N/A	N/A
Domestic/Global Equity	**JNL Multi-Manager Mid Cap Fund** (Champlain Investment Partners, LLC; ClearBridge Investments, LLC; Kayne Anderson Rudnick Investment Management, LLC; Nuance Investments, LLC; and Victory Capital Management Inc.)	1.08%	24.25%	14.93%	N/A
Domestic/Global Equity	**JNL Multi-Manager Small Cap Growth Fund** (BAMCO, Inc.; Granahan Investment Management, Inc.; Kayne Anderson Rudnick Investment Management, LLC; Segall Bryant & Hamill, LLC; Victory Capital Management Inc.; and WCM Investment Management, LLC)	0.96%	2.92%	20.61%	14.66%
Domestic/Global Equity	**JNL Multi-Manager Small Cap Value Fund** (Congress Asset Management Company, LLP; Cooke & Bieler, L.P.; Reinhart Partners, Inc.; River Road Asset Management, LLC; and WCM Investment Management, LLC)	1.07%	22.99%	9.05%	10.59%
Allocation	**JNL iShares Tactical Moderate Fund** (Mellon Investments Corporation)	0.81%	7.64%	7.14%	N/A
Allocation	**JNL iShares Tactical Moderate Growth Fund** (Mellon Investments Corporation)	0.84%	11.32%	9.41%	N/A
Allocation	**JNL iShares Tactical Growth Fund** (Mellon Investments Corporation)	0.86%	15.04%	11.25%	N/A
Allocation	**JNL/American Funds Moderate Growth Allocation Fund**	0.99%	9.96%	11.06%	N/A
Allocation	**JNL/American Funds Growth Allocation Fund**	1.01%	13.64%	13.94%	N/A
Domestic/Global Equity	**JNL/AB Sustainable Global Thematic Fund** (AllianceBernstein L.P.)	1.11%	N/A	N/A	N/A
Domestic/Global Equity	**JNL/AQR Large Cap Defensive Style Fund** (AQR Capital Management, LLC)	0.86%	21.99%	N/A	N/A
International	**JNL/Baillie Gifford International Growth Fund** (Baillie Gifford Overseas Limited)	0.99%	-6.97%	N/A	N/A

A-2

Fund Type	Fund and Manager* (and Sub-Adviser, if applicable) * The investment manager for each Fund is Jackson National Asset Management, LLC	Current Expenses	Average Annual Total Returns (as of 12/31/21)		
			1 Year	5 Year	10 Year
Domestic/Global Equity	**JNL/Baillie Gifford U.S. Equity Growth Fund** (Baillie Gifford Overseas Limited)	0.95%	N/A	N/A	N/A
Allocation	**JNL/BlackRock Global Allocation Fund** (BlackRock Investment Management, LLC)	1.04%	7.30%	9.58%	7.53%
Alternative Assets	**JNL/BlackRock Global Natural Resources Fund** (BlackRock International Limited)	0.99%	30.59%	4.66%	1.38%
Domestic/Global Equity	**JNL/BlackRock Large Cap Select Growth Fund** (BlackRock Investment Management, LLC)	0.86%	20.45%	24.60%	18.29%
International	**JNL/Causeway International Value Select Fund** (Causeway Capital Management LLC)	0.97%	8.50%	7.69%	5.93%
Domestic/Global Equity	**JNL/ClearBridge Large Cap Growth Fund** (ClearBridge Investments, LLC)	0.94%	21.17%	N/A	N/A
International	**JNL/DFA International Core Equity Fund** (Dimensional Fund Advisors LP)	0.91%	11.33%	N/A	N/A
Domestic/Global Equity	**JNL/DFA U.S. Core Equity Fund** (Dimensional Fund Advisors LP)	0.80%	26.88%	16.13%	14.81%
Domestic/Global Equity	**JNL/DFA U.S. Small Cap Fund** (Dimensional Fund Advisors LP)	0.99%	27.46%	10.73%	N/A
Domestic/Global Fixed-Income	**JNL/DoubleLine® Core Fixed Income Fund** (DoubleLine Capital LP)	0.77%	-0.43%	3.43%	2.99%
International Fixed-Income	**JNL/DoubleLine® Emerging Markets Fixed Income Fund** (DoubleLine Capital LP)	1.07%	0.74%	3.81%	N/A
Domestic/Global Equity	**JNL/DoubleLine® Shiller Enhanced CAPE® Fund** (DoubleLine Capital LP)	1.00%	24.01%	17.24%	N/A
Domestic/Global Fixed-Income	**JNL/DoubleLine® Total Return Fund** (DoubleLine Capital LP)	0.82%	-0.43%	2.72%	N/A
Domestic/Global Fixed-Income	**JNL/Fidelity Institutional Asset Management® Total Bond Fund** (FIAM LLC)	0.78%	-0.69%	3.58%	3.22%
Alternative Assets	**JNL/First Sentier Global Infrastructure Fund** (First Sentier Investors (Australia) IM Ltd)	1.15%	12.95%	7.27%	7.43%
Domestic/Global Equity	**JNL/Franklin Templeton Income Fund** (Franklin Advisers, Inc.)	0.93%	14.75%	7.17%	7.03%
Domestic/Global Equity	**JNL/Goldman Sachs 4 Fund** (Goldman Sachs Asset Management, L.P. and Mellon Investments Corporation)	0.70%	35.48%	13.87%	14.37%
International	**JNL/GQG Emerging Markets Equity Fund** (GQG Partners, LLC)	1.36%	-2.30%	N/A	N/A

A-3

Fund Type	Fund and Manager* (and Sub-Adviser, if applicable) * The investment manager for each Fund is Jackson National Asset Management, LLC	Current Expenses	Average Annual Total Returns (as of 12/31/21)		
			1 Year	5 Year	10 Year
Domestic/Global Equity	**JNL/Harris Oakmark Global Equity Fund** (Harris Associates L.P.)	1.14%	17.85%	10.13%	N/A
Alternative Assets	**JNL/Heitman U.S. Focused Real Estate Fund** (Heitman Real Estate Securities LLC)	1.11%	44.13%	N/A	N/A
Domestic/Global Equity	**JNL/Invesco Diversified Dividend Fund** (Invesco Advisers, Inc.)	0.98%	18.65%	N/A	N/A
Domestic/Global Equity	**JNL/Invesco Global Growth Fund** (Invesco Advisers, Inc.)	0.96%	15.37%	18.06%	13.97%
Domestic/Global Equity	**JNL/Invesco Small Cap Growth Fund** (Invesco Advisers, Inc.)	1.05%	7.27%	18.86%	16.52%
Allocation	**JNL/JPMorgan Global Allocation Fund** (J.P. Morgan Investment Management Inc.)	1.06%[2]	8.89%	8.66%	N/A
Alternative Strategies	**JNL/JPMorgan Hedged Equity Fund** (J.P. Morgan Investment Management Inc.)	0.97%	12.94%	N/A	N/A
Domestic/Global Equity	**JNL/JPMorgan MidCap Growth Fund** (J.P. Morgan Investment Management Inc.)	0.88%	11.03%	23.09%	18.31%
Domestic/Global Fixed-Income	**JNL/JPMorgan U.S. Government & Quality Bond Fund** (J.P. Morgan Investment Management Inc.)	0.68%	-2.14%	2.79%	2.11%
Domestic/Global Equity	**JNL/JPMorgan U.S. Value Fund** (J.P. Morgan Investment Management Inc.)	0.89%	27.36%	8.19%	9.84%
International	**JNL/Lazard International Strategic Equity Fund** (Lazard Asset Management LLC)	1.15%	6.42%	11.06%	N/A
Domestic/Global Equity	**JNL/Loomis Sayles Global Growth Fund** (Loomis, Sayles & Company, L.P.)	1.01%	5.61%	N/A	N/A
Domestic/Global Fixed-Income	**JNL/Lord Abbett Short Duration Income Fund** (Lord, Abbett & Co. LLC)	0.81%	0.33%	N/A	N/A
Domestic/Global Equity	**JNL/Mellon Dow℠ Index Fund** (Mellon Investments Corporation)	0.65%	20.16%	14.83%	13.87%
International	**JNL/Mellon Emerging Markets Index Fund[3]** (Investment Sub-Adviser to the Master Fund: Mellon Investments Corporation)	0.73%[2]	-3.50%	8.98%	4.52%
Domestic/Global Equity	**JNL/Mellon World Index Fund** (Mellon Investments Corporation)	0.66%	21.17%	14.53%	11.56%
Domestic/Global Equity	**JNL/Mellon Nasdaq® 100 Index Fund** (Mellon Investments Corporation)	0.64%	26.70%	27.80%	22.26%
Domestic/Global Equity	**JNL/Mellon S&P 500 Index Fund** (Mellon Investments Corporation)	0.52%	28.09%	17.87%	15.94%

A-4

Fund Type	Fund and Manager* (and Sub-Adviser, if applicable) * The investment manager for each Fund is Jackson National Asset Management, LLC	Current Expenses	Average Annual Total Returns (as of 12/31/21)		
			1 Year	5 Year	10 Year
Domestic/Global Equity	**JNL/Mellon S&P 400 MidCap Index Fund**[3] (Investment Sub-Adviser to the Master Fund: Mellon Investments Corporation)	0.57%[2]	24.13%	12.49%	13.62%
Domestic/Global Equity	**JNL/Mellon Small Cap Index Fund**[3] (Investment Sub-Adviser to the Master Fund: Mellon Investments Corporation)	0.57%[2]	26.12%	11.91%	13.48%
International	**JNL/Mellon International Index Fund**[3] (Investment Sub-Adviser to the Master Fund: Mellon Investments Corporation)	0.62%[2]	10.47%	9.19%	7.61%
Domestic/Global Fixed-Income	**JNL/Mellon Bond Index Fund**[3] (Investment Sub-Adviser to the Master Fund: Mellon Investments Corporation)	0.58%[2]	-2.17%	2.97%	2.29%
Domestic/Global Equity	**JNL/Mellon U.S. Stock Market Index Fund** (Mellon Investments Corporation)	0.61%	25.35%	N/A	N/A
Sector	**JNL/Mellon Communication Services Sector Fund** (Mellon Investments Corporation)	0.65%	15.64%	12.30%	13.29%
Sector	**JNL/Mellon Consumer Discretionary Sector Fund** (Mellon Investments Corporation)	0.64%	22.54%	22.48%	19.59%
Sector	**JNL/Mellon Consumer Staples Sector Fund** (Mellon Investments Corporation)	0.66%	16.28%	N/A	N/A
Sector	**JNL/Mellon Energy Sector Fund** (Mellon Investments Corporation)	0.64%	54.69%	-2.97%	-0.16%
Sector	**JNL/Mellon Financial Sector Fund** (Mellon Investments Corporation)	0.64%	29.34%	11.13%	14.74%
Sector	**JNL/Mellon Healthcare Sector Fund** (Mellon Investments Corporation)	0.63%	20.20%	17.15%	16.81%
Sector	**JNL/Mellon Industrials Sector Fund** (Mellon Investments Corporation)	0.66%	20.92%	N/A	N/A
Sector	**JNL/Mellon Information Technology Sector Fund** (Mellon Investments Corporation)	0.62%	33.21%	31.08%	22.72%
Sector	**JNL/Mellon Materials Sector Fund** (Mellon Investments Corporation)	0.67%	28.39%	N/A	N/A
Sector	**JNL/Mellon Real Estate Sector Fund** (Mellon Investments Corporation)	0.66%	38.76%	N/A	N/A
Sector	**JNL/Mellon Utilities Sector Fund** (Mellon Investments Corporation)	0.66%	16.77%	10.70%	N/A
Domestic/Global Equity	**JNL/MFS Mid Cap Value Fund** (Massachusetts Financial Services Company (d/b/a MFS Investment Management))	0.95%	30.53%	12.12%	12.50%
Alternative Assets	**JNL/Morningstar PitchBook Listed Private Equity Index Fund** (Mellon Investments Corporation)	0.78%	N/A	N/A	N/A
Domestic/Global Equity	**JNL/Morningstar U.S. Sustainability Index Fund** (Mellon Investments Corporation)	0.71%	30.63%	N/A	N/A
Domestic/Global Equity	**JNL/Morningstar Wide Moat Index Fund** (Mellon Investments Corporation)	0.76%	23.89%	N/A	N/A
Alternative Assets	**JNL/Neuberger Berman Commodity Strategy Fund** (Neuberger Berman Investment Advisers LLC)	0.91%	29.76%	5.95%	N/A

A-5

Fund Type	Fund and Manager* (and Sub-Adviser, if applicable) * The investment manager for each Fund is Jackson National Asset Management, LLC	Current Expenses	Average Annual Total Returns (as of 12/31/21)		
			1 Year	5 Year	10 Year
Alternative Assets	**JNL/Neuberger Berman Gold Plus Strategy Fund** (Neuberger Berman Investment Advisers LLC)	1.21%	N/A	N/A	N/A
Domestic/Global Fixed-Income	**JNL/Neuberger Berman Strategic Income Fund** (Neuberger Berman Investment Advisers LLC)	0.93%	2.65%	4.56%	N/A
Domestic/Global Equity	**JNL/Newton Equity Income Fund** (Newton Investment Management North America, LLC)	0.91%	32.77%	12.83%	N/A
Domestic/Global Fixed-Income	**JNL/PIMCO Income Fund** (Pacific Investment Management Company LLC)	0.93%	1.99%	N/A	N/A
Domestic/Global Fixed-Income	**JNL/PIMCO Investment Grade Credit Bond Fund** (Pacific Investment Management Company LLC)	0.73%	-1.62%	5.35%	N/A
Domestic/Global Fixed-Income	**JNL/PIMCO Real Return Fund** (Pacific Investment Management Company LLC)	0.81%	5.40%	5.12%	2.90%
Domestic/Global Fixed-Income	**JNL/PPM America Floating Rate Income Fund** (PPM America, Inc.)	0.95%	3.73%	2.81%	3.41%
Domestic/Global Fixed-Income	**JNL/PPM America High Yield Bond Fund** (PPM America, Inc.)	0.74%	5.75%	5.33%	5.98%
Domestic/Global Fixed-Income	**JNL/PPM America Total Return Fund** (PPM America, Inc.)	0.78%	-1.15%	4.24%	4.20%
Domestic/Global Equity	**JNL/RAFI® Fundamental U.S. Small Cap Fund** (Mellon Investments Corporation)	0.67%	30.24%	3.90%	9.56%
Domestic/Global Equity	**JNL/RAFI® Multi-Factor U.S. Equity Fund** (Mellon Investments Corporation)	0.67%	26.39%	11.89%	12.69%
Allocation	**JNL/T. Rowe Price Balanced Fund** (T. Rowe Price Associates, Inc.; Sub-Sub-Adviser: T. Rowe Price Investment Management, Inc.)	1.00%	12.73%	10.80%	N/A
Domestic/Global Equity	**JNL/T. Rowe Price Capital Appreciation Fund** (T. Rowe Price Associates, Inc.; Sub-Sub-Adviser: T. Rowe Price Investment Management, Inc.)	0.96%	17.89%	14.64%	N/A
Domestic/Global Equity	**JNL/T. Rowe Price Established Growth Fund** (T. Rowe Price Associates, Inc.)	0.83%	14.43%	22.06%	18.48%
Domestic/Global Equity	**JNL/T. Rowe Price Mid-Cap Growth Fund** (T. Rowe Price Associates, Inc.; Sub-Sub-Adviser: T. Rowe Price Investment Management, Inc.)	0.96%	12.91%	17.37%	15.97%
Domestic/Global Fixed-Income	**JNL/T. Rowe Price Short-Term Bond Fund** (T. Rowe Price Associates, Inc.)	0.71%	-0.38%	1.96%	1.45%
Domestic/Global Fixed-Income	**JNL/T. Rowe Price U.S. High Yield Fund** (T. Rowe Price Associates, Inc.; Sub-Sub-Adviser: T. Rowe Price Investment Management, Inc.)	0.94%	4.82%	4.15%	N/A
Domestic/Global Equity	**JNL/T. Rowe Price Value Fund** (T. Rowe Price Associates, Inc.)	0.86%	29.55%	14.10%	14.58%

A-6

Fund Type	Fund and Manager* (and Sub-Adviser, if applicable) * The investment manager for each Fund is Jackson National Asset Management, LLC	Current Expenses	Average Annual Total Returns (as of 12/31/21)		
			1 Year	5 Year	10 Year
Allocation	**JNL/Vanguard Moderate ETF Allocation Fund** (Mellon Investments Corporation)	0.70%	6.38%	N/A	N/A
Allocation	**JNL/Vanguard Moderate Growth ETF Allocation Fund** (Mellon Investments Corporation)	0.70%	10.36%	N/A	N/A
Allocation	**JNL/Vanguard Growth ETF Allocation Fund** (Mellon Investments Corporation)	0.69%	14.31%	N/A	N/A
International	**JNL/WCM China Quality Growth Fund** (WCM Investment Management, LLC)	1.31%	N/A	N/A	N/A
International	**JNL/WCM Focused International Equity Fund** (WCM Investment Management, LLC)	1.11%	17.08%	20.50%	N/A
Alternative Strategies	**JNL/Westchester Capital Event Driven Fund** (Westchester Capital Management, LLC)	1.66%	2.96%	6.27%	N/A
Domestic/Global Fixed-Income	**JNL/Western Asset Global Multi-Sector Bond Fund** (Western Asset Management Company, LLC; Sub-Sub-Advisers: Western Asset Management Company Limited and Western Asset Management Company Pte. Ltd.)	1.00%	-4.33%	-1.22%	1.28%
International	**JNL/William Blair International Leaders Fund** (William Blair Investment Management, LLC)	0.97%	6.20%	10.13%	8.03%
Domestic/Global Equity	**JNL/WMC Balanced Fund** (Wellington Management Company LLP)	0.71%	18.68%	11.15%	10.40%
Domestic/Global Equity	**JNL/WMC Equity Income Fund** (Wellington Management Company LLP)	0.89%	25.65%	N/A	N/A
Alternative Assets	**JNL/WMC Global Real Estate Fund** (Wellington Management Company LLP)	1.04%	26.67%	7.07%	8.03%
Domestic/Global Fixed-Income	**JNL/WMC Government Money Market Fund** (Wellington Management Company LLP)	0.37%[2]	0%	0.60%	0.30%
Domestic/Global Equity	**JNL/WMC Value Fund** (Wellington Management Company LLP)	0.78%	26.98%	11.18%	12.22%
Allocation	**JNL/Goldman Sachs Managed Conservative Fund** (Goldman Sachs Asset Management, L.P.)	1.02%	3.72%	5.52%	4.72%
Allocation	**JNL/Goldman Sachs Managed Moderate Fund** (Goldman Sachs Asset Management, L.P.)	1.04%	6.76%	8.14%	6.99%
Allocation	**JNL/Goldman Sachs Managed Moderate Growth Fund** (Goldman Sachs Asset Management, L.P.)	1.06%	10.84%	10.98%	9.28%
Allocation	**JNL/Goldman Sachs Managed Growth Fund** (Goldman Sachs Asset Management, L.P.)	1.08%	14.47%	13.99%	11.76%
Allocation	**JNL/Goldman Sachs Managed Aggressive Growth Fund** (Goldman Sachs Asset Management, L.P.)	1.11%	16.32%	15.29%	12.83%
Allocation	**JNL Conservative Allocation Fund**	1.11%	3.75%	5.57%	N/A
Allocation	**JNL Moderate Allocation Fund**	1.12%	7.40%	7.73%	N/A
Allocation	**JNL Moderate Growth Allocation Fund**	1.14%	10.26%	9.70%	8.87%

A-7

JNL Growth Allocation Fund Allocation 1.17% 13.13% 11.73% 10.45% JNL Aggressive Growth Allocation Fund Allocation 1.19% 15.42% 12.97% 11.20% Fund Type Fund and Manager* (and Sub-Adviser, if applicable) * The investment manager for each Fund is Jackson National Asset Management, LLC Current Expenses Average Annual Total Returns (as of 12/31/21) 1 Year 5 Year 10 Year 1 Capital Research and Management Company is the investment adviser of the master fund in which this feeder fund invests. Under the master-feeder fund structure, the feeder fund does not buy individual securities directly. Rather, the feeder fund invests all of its investment assets in a corresponding master fund, which invests directly in individual securities. 2 The Fund’s current expenses reflect temporary fee reductions. 3 Mellon Investments Corporation is the investment sub-adviser of the master fund in which this feeder fund invests. Under the master- feeder fund structure, the feeder fund does not buy individual securities directly. Rather, the feeder fund invests all of its investment assets in a corresponding master fund, which invests directly in individual securities. 4 The performance displayed is that of the Master Fund. Performance for the Fund has not been included because the Fund has less than one full calendar year of operations. A-8

Back Cover Page This summary prospectus incorporates by reference the Elite Access Advisory II® prospectus and Statement of Additional Information (SAI), both dated April 25, 2022, as amended or supplemented. The SAI may be obtained, free of charge, in the same manner as the prospectus. Separate Account EDGAR contract identifier #C000205594 B-1

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